SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): ___January 12, 2005__

                  American Wagering, Inc.
(Exact name of registrant as specified in its charter)

          Nevada                       000-20685               88-0344658
(State or other jurisdiction                                                                 (Commission         (I.R.S. Employer
of incorporation)          File Number)         Identification No.)

   675 Grier Drive, Las Vegas, Nevada                                                                                                                    89119
(Address of principal executive offices)                                                                                                                 (Zip Code)

                                     Registrant’s telephone number, including area code:   (702) 735-0101

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2005, American Wagering, Inc. (“AWI”) and its wholly owned subsidiary Leroy’s Horse & Sports Place, Inc. (“Leroy’s” and, jointly with AWI, the “Debtors”), debtors and debtors in possession under the Bankruptcy Code in Chapter 11 case numbers BK-N-03-52529 and BK-N-03-52530 (the “Bankruptcy Cases”) pending in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) obtained approval from the Bankruptcy Court of a Motion to Approve Settlement Agreement With Equity Security Holder and Completing Plan Proponent Youbet.com, Inc. (the “Motion”), and, in accordance with the Motion, entered into a settlement agreement (the “Settlement Agreement”) with Youbet.com, Inc. (“Youbet”).

Pursuant to the terms and conditions of the Settlement Agreement:

     1.     Debtors will pay Youbet the sum of $75,000 to fully compensate Youbet for Youbet’s substantial contributions to the Bankruptcy Cases.

     2.    Youbet will withdraw the Youbet Plan of Reorganization, the accompanying Youbet Disclosure Statement, and any related pleadings or documents. In addition, Youbet shall take no further action in respect of confirmation of the Youbet Plan of Reorganization.

     3.    Youbet agrees that it will not oppose nor take any other action to delay confirmation of Debtor’s Restated Amended Plan of Reorganization (the
           “Debtors’ Plan”). In addition, Youbet will not support any alternative plan of reorganization or efforts by any other party in interest to oppose confirmation of the Debtors’ Plan.

The Settlement Agreement between the parties is attached hereto and incorporated herein by reference.

This announcement is not intended to be, nor should it be construed as, a solicitation for a vote of the Debtors’ Plan. Debtors will emerge from Chapter 11 if and when a plan of reorganization receives the requisite approvals and is confirmed by the Bankruptcy Court. Confirmation proceedings for Debtors’ Plan is set for hearing before the Bankruptcy Court on February 28, 2005.

Section 9 - Financial Statements & Exhibits

Item 9.02 Exhibits.

99.1    Settlement Agreement dated January 12, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2005.

                                                                                                            AMERICAN WAGERING, INC.

                                   By:  /s/  Timothy F. Lockinger
                                          Name: Timothy F. Lockinger
                                    Title: Chief Financial Officer
                                    Principal Accounting Officer

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